Consent of
        Ernst & Young LLP, Independent Registered Public Accounting Firm



We consent to the references to our firm under the captions "Financial Highlights" in the Class A, Class B, Class C, and Class Y shares' Prospectuses and "Disclosure of Portfolio Holdings," "Independent Registered Public Accounting Firm," and "Financial Statements" in the Class A, Class B, Class C, and Class Y shares' Statements of Additional Information and to the incorporation by reference of our reports, dated October 20, 2008, on the financial statements and financial highlights of Pioneer Research Growth
Fund (formerly Pioneer Select Research Growth Fund), Pioneer Research Value Fund (formerly Pioneer Select Research Value Fund), Pioneer Global Select Equity Fund, Pioneer Oak Ridge All Cap Growth Fund, and Pioneer High Income Municipal Fund included in the Annual Reports to the Shareowners for the year ended August 31, 2008 as filed with the Securities and Exchange Commission in Post-Effective Amendment Number 8 to the Registration Statement
(Form N-1A, No. 333-129005) of Pioneer Series Trust V.


                                                           /s/ ERNST & YOUNG LLP


Boston, Massachusetts
December 19, 2008